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                                                                    EXHIBIT 4.15


                                 March 28, 2000

CLEAN HARBORS ENVIRONMENTAL
  SERVICES, INC.

CLEAN HARBORS KINGSTON FACILITY
  CORPORATION
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS SERVICES, INC.
CLEAN HARBORS OF NATICK, INC.
CLEAN HARBORS OF CONNECTICUT, INC.
MURPHY'S WASTE OIL SERVICE, INC.
MR. FRANK, INC.
SPRING GROVE RESOURCE RECOVERY, INC.
HARBOR MANAGEMENT CONSULTANTS, INC.

     Re:  EIGHTH AMENDMENT TO FINANCING AGREEMENTS ("EIGHTH AMENDMENT")

Gentlemen:

         Reference is made to the Loan and Security Agreement dated May 8, 1995, as amended, between you and the undersigned (the "Loan Agreement"). All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Loan Agreement. This Agreement is referred to as the "Eighth Amendment".

         Borrowers have requested that the Lender consent to the acquisition by CHES of certain motor vehicles and rolling stock (as hereinafter defined, the "Acquired Vehicles") that have been subject to leases as described on Exhibit A hereto. In addition, Borrowers have requested that Lender agree to advance an additional term loan (the "2000 Term Loan") in the original principal amount of $3,000,000, to a change in the definition of "Working Capital," to a change in the Adjusted Net Worth covenant and to an extension of the term of the Financing Agreements to May 8, 2003. Subject to the terms and conditions hereof and effective on the Eighth Amendment Effective Date (as defined herein), the Lender agrees with the Borrowers as follows:

         (1) Subject to the conditions, representations, acknowledgements and affirmations set forth in this Eighth Amendment, Lender hereby consents to the acquisition of the Acquired Vehicles (the "Acquisition"), and waives Section
9.10 of the Loan Agreement with respect to the Acquisition, PROVIDED that the aggregate purchase price of the Acquisition (after rental rebates) does not exceed $3,500,000.00. Lender's


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March 28, 2000
Page 2


consent given herein is limited strictly to its terms and shall apply only to the specific provisions described herein. The consent contained herein shall not extend to or affect any other Obligations of the Borrowers or the Obligors and shall not impair or prejudice any rights consequent thereon.

         (2) The Loan Agreement is amended to delete Section 1.53 and to substitute the following in place thereof:

                  "1.53 "Working Capital" shall mean as to any Person, at any time, in accordance with GAAP, on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all current assets of such Person and its subsidiaries (as determined in accordance with GAAP), and (b) all current liabilities of such Person and its subsidiaries (as determined in accordance with GAAP), PROVIDED, THAT, as to Borrowers, for purposes of Section 9.13, the liabilities of Borrowers and their subsidiaries to Lender under this Agreement shall not be considered current liabilities (whether or not classified as current liabilities in accordance with GAAP) and, as to Parent, for purposes of Section 9.13, the liabilities of Parent (as issuer) and its subsidiaries (as guarantors) on the Senior Unsecured Notes shall not be considered current liabilities (whether or not classified as current liabilities in accordance with GAAP)."

         (3) The Loan Agreement is amended to add the following Section 2.3A thereto, immediately following Section 2.3:

                  2.3A 2000 TERM LOAN. On the Eighth Amendment Effective Date (as defined in the Eighth Amendment), Lender is making the 2000 Term Loan to Borrowers in the original principal amount of $3,000,000. The 2000 Term Loan (a) is evidenced by a 2000 Term Promissory Note (the "2000 Term Promissory Note" and together with the existing Term Promissory Note, the "Term Note") in such original principal amount duly executed and delivered by the Borrowers to Lender concurrently with the Eighth Amendment; (b) is to be repaid, together with interest and other amounts, in accordance with this Agreement, the 2000 Term Promissory Note, and other Financing Agreements; (c) is secured by all of the Collateral; and (d) the proceeds of the 2000 Term Loan shall be used to purchase the Acquired Vehicles."

         (4) Section 9.14 of the Loan Agreement is deleted and the following is substituted in the place thereof:

                  "9.14 ADJUSTED NET WORTH. Parent shall, at all times, maintain an Adjusted Net Worth of not less than $30,000,000."


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March 28, 2000
Page 3

         (5) The first sentence of Section 12.1(a) of the Loan Agreement is deleted and replaced with the following sentence:

                  "This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date eight (8) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; PROVIDED, THAT, Lender may, at its option, extend the Renewal Date to the date nine (9) years from the date hereof by giving Borrowers notice at least one hundred twenty (120) days prior to the eighth anniversary of this Agreement."

         (6) Section 12.1(c) of the Loan Agreement is deleted in its entirety and replaced with the following:

                  "If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount of: 1 1/2% of the Revolving Credit Limit if such termination is effective in the period from the date of the Eighth Amendment to and including May 8, 2001; 1% of the Revolving Credit Limit if such termination is effective in the period from May 9, 2001 to and including May 8, 2002; and 1/2% of the Revolving Credit Limit if such termination is effective in the period from May 9, 2002 to and including May 8, 2003. Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. The refinancing and repayment of the Term Loan through the issuance of pollution control authority industrial revenue bonds shall not trigger the payment of the early termination fee. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations."

         (7) This Eighth Amendment and the Lender's obligations hereunder shall not be effective until each of the following conditions are satisfied (the "Eighth Amendment Effective Date"):

                  (a) Borrowers shall have duly executed and delivered this Eighth Amendment, the 2000 Term Promissory Note and all other instruments, documents and agreements required by Lender;

                  (b) Borrowers shall have furnished (i) a complete list of all the Borrowers' motor vehicles and of the Acquired Vehicles to be acquired by the Borrowers


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March 28, 2000
Page 4

in connection with the Acquisition, (ii) certificates of title for all motor vehicles now owned by Borrowers with Lender's lien noted thereon, and (iii) evidence satisfactory to Lender that certificates of title for all of the Acquired Vehicles will be delivered to Lender within thirty (30) days of the date hereof; and Borrowers shall have executed and delivered (or in the case of certificates of title for the Acquired Vehicles, shall concurrently with the delivery thereof to Lender execute and deliver) to Lender all documents that are necessary for the Lender's lien to be noted thereon at the appropriate state departments and agencies for the registration of motor vehicles so that Lender shall have valid and perfected first priority security interests in and liens upon all of the Borrowers' motor vehicles and rolling stock, subject only to security interests and liens permitted under the Agreement and other Loan Documents;

                  (c) all requisite corporate action and proceedings of the Borrowers in connection with this Eighth Amendment shall be satisfactory in form and substance to Lender and Lender shall receive certified copies of such corporate action and proceedings and a legal opinion of counsel to the Borrowers as to the due authorization and enforceability of this Amendment and the Financing Agreements entered into pursuant hereto;

                  (d) no material adverse change shall have occurred in the assets (including the Acquired Vehicles), business or prospects of any Borrower since the date of the most recent financial statements furnished to Lender pursuant to the Loan Agreement and no change or event shall have occurred which would impair the ability of any Borrower or any Obligor to perform its obligations under the Loan Agreement or any of the other Financing Agreements or of Lender to enforce the Obligations or to realize upon the Collateral;

                  (e) Borrowers shall pay to Lender, and hereby direct Lender to debit their loan account for, an additional facility fee equal to $50,000.00, which fee shall be fully earned and non-refundable on the date hereof;

                  (f) Lender shall have received, in form and substance satisfactory to Lender, evidence that all instruments, documents and agreements entered into pursuant to the Acquisition or relating thereto (the "Purchase Agreements") have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the Purchase Agreements have been consummated prior to or contemporaneously with the execution of the Eighth Amendment (except for the execution and delivery of certain documents within 30 days of the date hereof as described in clause (b) above); and

                  (f) Lender shall have received the consent of its Participant, Pilgrim America Prime Rate Trust to this Eighth Amendment.

         (8) Each Borrower represents and warrants to Lender the following:


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March 28, 2000
Page 5

                  (a) The Purchase Agreements and the transactions contemplated thereunder have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver, except as may be disclosed to Lender and consented to in writing by Lender) of all conditions precedent set forth therein and giving effect to the terms of the Purchase Agreements and the assignments to be executed and delivered thereunder, CHES has acquired and has good and marketable title to the Acquired Vehicles, free and clear of all claims, liens, pledges and encumbrances of any kind, except as permitted hereunder;

                  (b) All actions and proceedings required by the Purchase Agreements or applicable law or regulation have been taken and the transactions required thereunder have been duly and validly taken and consummated;

                  (c) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Purchase Agreements and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Purchase Agreements; and

                  (d) Borrowers have delivered, or caused to be delivered, to Lender, true, correct and complete copies of the Purchase Agreements.

         (9) Each Borrower confirms and agrees that (a) all representations and warranties contained in the Loan Agreement and in the other Financing Agreements are on the date hereof true and correct in all material respects (except for changes that have occurred as permitted by the covenants in Section 9 of the Loan Agreement), (b) it is unconditionally and jointly and severally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including attorneys' fees and expenses) under the Financing Agreements, and that no Borrower has any defenses, counterclaims or setoffs with respect to full, complete and timely payment of all Obligations and (c) that all certificates of title and documents necessary to note Lender's first priority lien thereon duly executed by Borrowers and satisfactory to Lender shall be delivered to Lender within thirty (30 days of the date hereof.

         (10) Each Obligor, for value received, hereby assents to the Borrowers' execution and delivery of this Amendment, and to the performance by the Borrowers of their respective agreements and obligations hereunder. This Amendment and the performance or consummation of any transaction or matter contemplated under this Amendment, shall not limit, restrict, extinguish or otherwise impair any of the Obligor's liability to Lender with respect to the payment and other performance obligations of the Obligors pursuant to the Guarantees, dated May 8, 1995 executed for the benefit of Lender. Each Obligor acknowledges that it is unconditionally liable to Lender for the full and complete payment of all Obligations including, without limitation, all charges, fees, expenses and costs (including attorney's fees and expenses) under the Financing


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March 28, 2000
Page 6

Agreements and that such Obligor has no defenses, counterclaims or setoffs with respect to full, complete and timely payment of any and all Obligations.

         (11) Borrowers hereby agree to pay to Lender all reasonable attorney's fees and costs which have been incurred or may in the future be incurred by Lender in connection with the negotiation and preparation of this Amendment and any other documents and agreements prepared in connection with this Amendment. The undersigned confirm that the Financing Agreements remain in full force and effect without amendment or modification of any kind, except for the amendments explicitly set forth herein. The undersigned further confirm that no Event of Default or events which with notice or the passage of time or both would constitute an Event of Default have occurred and are continuing. The execution and delivery of this Amendment by Lender shall not be construed as a waiver by Lender of any Event of Default under the Financing Agreements. This Amendment shall be deemed to be a Financing Agreement and, together with the other Financing Agreements, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof.

                  [Remainder of Page Intentionally Left Blank]


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March 28, 2000
Page 7

         If you accept and agree to the foregoing please sign and return the enclosed copy of this letter. Thank you.

                                       Very truly yours,

                                       CONGRESS FINANCIAL CORPORATION
                                       (NEW ENGLAND)

                                       By:  /s/ MARK E. SWARTZ
                                           --------------------------------
                                           Name: Mark E. Swartz
                                           Title: Sr. Vice President

AGREED:

CLEAN HARBORS ENVIRONMENTAL
  SERVICES, INC.

By:  /s/ STEPHEN MOYNIHAN
    ----------------------------------
     Name: Stephen Moynihan
     Title: Sr. Vice President


CLEAN HARBORS KINGSTON FACILITY

     CORPORATION

By:  /s/ STEPHEN MOYNIHAN
    ----------------------------------
     Name: Stephen Moynihan
     Title: Sr. Vice President


CLEAN HARBORS OF BRAINTREE, INC.

By:  /s/ STEPHEN MOYNIHAN
    ----------------------------------
     Name: Stephen Moynihan
     Title: Sr. Vice President



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March 28, 2000
Page 8

CLEAN HARBORS SERVICES, INC.

By:  /s/ STEPHEN MOYNIHAN
    ----------------------------------
     Name: Stephen Moynihan
     Title: Sr. Vice President


CLEAN HARBORS OF NATICK, INC.

By:  /s/ STEPHEN MOYNIHAN
    ----------------------------------
     Name: Stephen Moynihan
     Title: Sr. Vice President


CLEAN HARBORS OF CONNECTICUT, INC.

By:  /s/ STEPHEN MOYNIHAN
    ----------------------------------
     Name: Stephen Moynihan
     Title: Sr. Vice President


MURPHY'S WASTE OIL SERVICE, INC.

By:  /s/ STEPHEN MOYNIHAN
    ----------------------------------
     Name: Stephen Moynihan
     Title: Sr. Vice President


MR. FRANK, INC.

By:  /s/ STEPHEN MOYNIHAN
    ----------------------------------
     Name: Stephen Moynihan
     Title: Sr. Vice President


SPRING GROVE RESOURCE RECOVERY, INC.

By:  /s/ STEPHEN MOYNIHAN
    ----------------------------------
     Name: Stephen Moynihan
     Title: Sr. Vice President



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March 28, 2000
Page 9

HARBOR MANAGEMENT CONSULTANTS, INC.

By:  /s/ STEPHEN MOYNIHAN
    ----------------------------------
     Name: Stephen Moynihan
     Title: Sr. Vice President


OBLIGORS:

CLEAN HARBORS, INC.

By:  /s/ STEPHEN MOYNIHAN
    ----------------------------------
     Name: Stephen Moynihan
     Title: Sr. Vice President


CLEAN HARBORS OF BALTIMORE, INC.

By:  /s/ STEPHEN MOYNIHAN
    ----------------------------------
     Name: Stephen Moynihan
     Title: Sr. Vice President